N-CSR Form of Section 906 Certification

       The following certification is provided by the undersigned Chief Executive Officer and Chief Financial Officer of the Horace Mann Mutual Funds on the basis of such officers' knowledge and belief for the sole purpose of complying with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

CERTIFICATION

       In connection with the Semi-Annual Report of Horace Mann Mutual Funds (the "Company") on Form N-CSR for the period ended June 30, 2003 as filed with the Securities and Exchange Commission on Form N-CSR (the "Report"), we, Christopher M. Fehr and Bret A. Conklin, Chief Executive Officer and Chief Financial Officer, respectively, of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Christopher M. Fehr Name: Christopher M. Fehr Title: President (Chief Executive Officer) Date: August 22, 2003

/s/ Bret A. Conklin Name: Bret A. Conklin Title: Controller (Chief Financial Officer) Date: August 22, 2003

       A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Trust and will be retained by the Trust and furnished to the Securities and Exchange Commission or its staff upon request.